Exhibit 99.1

PRESS RELEASE
ARUBA NETWORKS ENTERS MULTI-VENDOR NETWORK MANAGEMENT BUSINESS
WITH AGREEMENT TO ACQUIRE AIRWAVE WIRELESS
Acquisition Furthers Aruba’s Vision of True Multi-Vendor Networks
Sunnyvale, CA, January 9, 2008 — Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in user-centric networks and secure mobility solutions, today announced the execution of a definitive agreement to purchase AirWave Wireless, Inc. AirWave, a San Mateo, California-based company, is a leading provider of specialized tools to centrally manage large, multi-vendor wireless LAN, mesh, and WiMax networks. AirWave’s management software is used by hundreds of IT organizations, including many Fortune 500 companies spanning education, finance, government, healthcare, hospitality, technology, manufacturing, and retail markets. The acquisition will provide Aruba with best-in-class multi-vendor mobility management tools, as well as a vehicle for better supporting its expanding technology partner eco-system. AirWave will operate as a business unit of Aruba, chartered to enhance the AirWave Wireless Management Suite software and maintain its position as one of the industry’s leading multi-vendor management solutions.
Under the terms of the agreement, Aruba will acquire AirWave in exchange for total consideration of $37 million in stock and cash. The acquisition is expected to close in the third quarter of Aruba’s 2008 fiscal year and is subject to standard closing conditions.
“Customers have a vision of how they want to architect and deploy their networks, and those networks often include multiple vendors,” said Dominic Orr, Aruba’s president and CEO. “We believe it is important to respect customers’ choices in these matters, and this acquisition positions us as the first mobility vendor to move beyond simple interoperability and offer cross-vendor network management, too. Whether a customer wants to preserve some existing assets, or stage a phased roll-out of new technologies like 802.11n, the management of multi-vendor legacy and new devices is imperative. Analysts and customers alike agree that AirWave has the best solution on the market for these tasks, something we know well from years of working closely with the company. We are fully committed to continuing support for all of AirWave’s products, and we intend to expand the roster of supported third-party products based on market share and customer demand.”
Legacy and new networking equipment often need to run side-by-side, in some cases for several years, because of multi-year capital equipment purchasing cycles and the introduction of new networking technology like 802.11n. The AirWave platform eases technology transitions by extending the life of existing capital investments and enabling multi-vendor solutions to be run from a common, centralized network management system. Most wireless vendors offer only proprietary management solutions geared towards their own products. AirWave’s platform manages networks and products from Cisco, Aruba, HP ProCurve, Motorola/Symbol, Avaya, Foundry, Proxim, 3Com, Trapeze, and Tropos, among others, and additional coverage will be added under Aruba’s ownership.
“We believe that the best way for us to serve AirWave’s customers is by accelerating the pace of product development and innovation,” said Greg Murphy, AirWave’s chief operating officer. “This acquisition gives us a chance to do so as part of a larger company that is committed to open, interoperable solutions. Aruba has a tradition of working on a variety of legacy networks, and interoperating with numerous security solutions. Aruba also promotes the interests of the

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broader user community through initiatives such as Open SEA and the Wireless Vulnerabilities & Exploits security alert program. With this acquisition Aruba gains a vendor-neutral platform that provides a safe haven for users seeking intelligent management and upgrade capabilities without expensive forklift replacements. My colleagues and I are thrilled to be part of Aruba’s team.”
“Network management is an essential component of every WLAN solution, but is usually the piece that receives the least attention,” said Michael Brandenburg, Enterprise Network Systems Analyst for Current Analysis. “We consider Aruba’s acquisition of Airwave to be a strategic move that sets it apart in its ability to centralize management of the all too common multi-vendor WLAN deployment.”
“This acquisition adds depth to Aruba’s feature set, as well as bringing with it a range of stand-alone software products that can be sold to a completely new base of prospects,” added Paul DeBeasi, Senior Analyst at Burton Group. “Network management is the glue that interlinks the components of a system, and Aruba has acquired a leading player in the market. In so doing it has established an industry-unique multi-vendor capability.”
Conference Call Information
Aruba will host a conference call for analysts and investors to discuss the acquisition today at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time). Parties in the United States and Canada should call 1-800-240-5318 to access the conference call. International parties can access the call at +1-303-262-2211.
Aruba will offer a live Web cast of the conference call, which will also include forward-looking information. The Web cast will be accessible from the “Investor Relations” section of Aruba’s Web site (www.arubanetworks.com). The Web cast will be archived for a period of one year. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call 1-800-405-2236 and enter passcode 11106011. International parties should call +1-303-590-3000 and enter passcode 11106011. Aruba’s press release will be accessible from Aruba’s Web site prior to the commencement of the conference.
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About Aruba Networks, Inc.
Aruba securely delivers the enterprise network to users, wherever they work or roam, with user-centric networks that significantly expand the reach of traditional port-centric networks. User-centric networks integrate adaptive WLANs, identity-based security, and application continuity services into a cohesive, high-performance system that can be easily deployed as an overlay on top of existing network infrastructure. Adaptive WLANs deliver high-performance, follow-me connectivity so users are always within reach of mission-critical information. Identity-based security associates access policies with users, not ports, to enable follow-me security that is enforced regardless of access method or location. Application continuity services enable follow-me applications that can be seamlessly accessed across WLAN and cellular networks. The cost, convenience, and security benefits of user-centric networks are fundamentally changing how and where we work. Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit http://www.arubanetworks.com.

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Forward-Looking Statements
This press release contains forward-looking statements about the expectations, beliefs, financial plans, intentions and strategies of Aruba relating to its proposed acquisition of AirWave. Such forward-looking statements include statements regarding future product offerings and potential benefits of current and future product offerings. These statements reflect Aruba’s current beliefs and are based on current information available to us. The ability of Aruba to achieve these business objectives involves many risks and uncertainties that could cause actual outcomes and results to differ materially. In particular, while the companies have executed a definitive agreement, there is no assurance that they will complete the transaction. If the companies do not receive the necessary approvals or fail to satisfy conditions for closing, the transaction will terminate. Other risks and uncertainties include the failure to achieve expected synergies and efficiencies of operations; employee retention and maintenance of the business of AirWave before the closing of the transaction; the ability of Aruba to retain and motivate key employees of AirWave; the ability to coordinate strategy and resources between Aruba and AirWave; loss of any AirWave customers; the ability to manage the integration of products and operations between Aruba and AirWave; timely development and acceptance of products and services and their feature sets; and other risks that are described from time to time in Aruba’s reports filed with the Securities and Exchange Commission.
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Media Contacts
Michael Tennefoss	Jay Nichols
Aruba Networks, Inc.	Sterling Communications, Inc.
+1-408-754-8034	+1-415-392-2300
mtennefoss@arubanetworks.com	jnichols@sterlingpr.com

Investor Relations Contact
Chris Danne
The Blueshirt Group
+415-217-7722
chris@blueshirtgroup.com
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